Exhibit 99.1
Analysts Contact:
Tween Brands
Julie A. Sloat
Vice President-Corporate Finance & Investor Relations
614-775-3739
or
Suzie Stoddard
Director-Investor Relations & Finance
614-775-3488
FOR IMMEDIATE RELEASE
TWEEN BRANDS REPORTS SECOND QUARTER 2009 RESULTS
•	Company reports second quarter loss of $0.11 per share
•	Continued tight inventory and expense control combined with increased promotional activity positioned company to navigate difficult economy
•	Justice store brand transition gaining traction as evidenced by market share growth
•	Company ends second quarter 2009 with cash and cash equivalents totaling $71.5 million and total inventory down 18.5% per square foot at cost, as compared to the prior year
•	The proposed merger with Dress Barn continues on track with an anticipated completion in the fourth quarter of calendar year 2009
NEW ALBANY, Ohio — August 19, 2009 — Tween Brands, Inc. (NYSE: TWB) today reported a second quarter net loss of $2.8 million, or $0.11 per diluted share, compared to a net loss of $6.7 million, or $0.27 per diluted share for the same period last year.
“While we faced the ongoing headwind of a tough economy, our business began to show improvement in the second quarter, particularly as the period progressed. The increased marketing efforts we had planned for the second quarter were meaningfully launched in June which, when combined with the positive response we have had to our back to school merchandise, allowed us to significantly improve comp store sales trends when compared to our first quarter of 2009,” said Michael Rayden, Tween Brands chairman and chief executive officer.
“We continue to make progress on the merger with Dress Barn, as well as our brand transition. At a time when the tween girl apparel market continues to contract, market research shows that we have actually begun to increase our market share. This demonstrates to us that our brand transition to Justice is effectively doing what we had anticipated as our value message is reaching consumers and they are acting on it. We plan to continue to reinforce this message so that we can accelerate our market share momentum”, said Rayden.

Quarter Performance Analysis
Net sales for the second quarter of fiscal 2009 declined 8.1% to $205.1 million compared to the $223.1 million in 2008, driven predominantly by a 12% decline in comparable store sales. The decline is attributable to the ongoing macroeconomic pressures and the strong performance associated with Webkinz™ in 2008.
Gross income for the second quarter of fiscal 2009 totaled $54.3 million, or 26.5% of net sales. This compares to second quarter 2008 gross income of $61.8 million, or 27.7% of net sales. The year-over-year decline as a percentage of net sales was primarily attributable to the inability to leverage the $2.3 million reduction in buying and occupancy expense, primarily because of the inclusion of a $3.5 million pretax store impairment charge.
The Company recognized a $3.5 million pretax impairment charge in the second quarter, reflecting an adjustment of store assets. The non-cash store asset impairment charge related to 31 stores offset an otherwise significant decline in buying and occupancy expenses during the period.
Store operating, general and administrative expenses, inclusive of merger-related expenses of $1.9 million, improved substantially to $64.6 million from $71.1 million in 2008. The majority of the improvement was associated with reductions in store payroll, home office headcount, and marketing expense. Although net sales declined by 8.1%, SG&A improved by 40 basis points as a percentage of net sales.
Net interest expense was $3.2 million for the second quarter of fiscal 2009 compared to $1.9 million in 2008. The increase was primarily due to higher interest rates in 2009 related to the Company’s February 23, 2009 amended credit facility.
The Company recognized an income tax benefit of $10.7 million in the second quarter of fiscal 2009 due to the pretax loss of $13.5 million as compared to the $4.5 million income tax benefit recognized in conjunction with the pretax loss of $11.2 million in 2008. The amount of the second quarter tax benefit was driven by the distribution of income and losses across legal entities and among the taxing jurisdictions in which we operate, along with expenses related to the proposed merger which are non-deductible.
Capital Investment
Capital expenditures for the second quarter of fiscal 2009 and year-to-date were $2.4 million and $6.6 million, respectively. This compares to $19.2 million and $40.8 million, respectively, for the corresponding 2008 periods. Capital expenditures for fiscal 2009 net of cash tenant allowances received are expected to be approximately $10 million, inclusive of the $6.6 million incurred to date. This is primarily composed of store signage changes of approximately $4 million, and new planned store openings as well as remodels.

Balance Sheet
At August 1, 2009 the Company had total current assets of $247.8 million, including $71.5 million in cash and cash equivalents, and total current liabilities of $107.8 million. Long term debt was $163.3 million, inclusive of $14.3 million in current maturities of long term debt. The Company’s current ratio was 2.3 and the debt-to-equity ratio was 0.94.
Controlled Inventories
Total inventories at the end of the second quarter of fiscal 2009 were down 18.5% per square foot at cost, compared to total inventories at the end of the second quarter of fiscal 2008. In-store inventories for the second quarter of fiscal 2009 were down 19.0% per square foot at cost as compared to the second quarter of 2008.
Stores
Tween Brands ended the quarter with 903 stores. During the second quarter 2009, the Company closed 7 stores and 11 stores have been closed year-to-date.
SEC Regulation G
Results include non-cash store impairment charges related to 31 stores of $3.5 million and merger expenses of $1.9 million. Excluding the store impairment charge of $3.5 million, or $0.04 of net income per diluted share, and merger expenses of $1.9 million, or $0.01 of net income per diluted share, the ongoing loss for the quarter totaled $4.0 million or $0.16 per diluted share.
Reconciliation of second quarter net loss for the quarter and loss per diluted share on a GAAP basis to net loss for the quarter and loss per share on a non-GAAP basis:

	Loss			(Loss)/
	before	(Benefit)/expense	Net	Income
	income	from income	(Loss)/	per
	taxes	taxes	Income	share
Reported GAAP basis	$(13,455)	$(10,653)	$(2,802)	$(0.11)
Adjustments:
Merger expenses	1,867	2,052	(185)	(0.01)
Store impairments	3,513	4,506	(993)	(0.04)

Non-GAAP basis	$(8,075)	$(4,095)	$(3,980)	$(0.16)
Net loss and loss per diluted share, excluding the amounts shown above are non-GAAP measures. Because management believes these expenses may not be indicative of ongoing operations, management believes that these non-GAAP measures are useful to investors as an alternative method for measuring the Company’s operating performance and comparing it against prior period’s performance.

Merger Update
On June 25, 2009, the Company announced that it had entered into a definitive agreement with Dress Barn, Inc. (NASDAQ — DBRN) pursuant to which a subsidiary of Dress Barn will merge with the Company in a stock-for-stock transaction. The transaction continues on track with an anticipated completion in the fourth quarter of calendar year 2009. On July 28, 2009, Dress Barn and the Company submitted notification and report forms under the Hart Scott Rodino Act with the FTC and the Antitrust Division of the U.S. Department of Justice. In addition, on August 11, 2009, Dress Barn filed a registration statement on Form S-4 with the Securities and Exchange Commission. The Form S-4 contains the Company’s proxy statement. Once the Form S-4 is declared effective, the Company will distribute a definitive proxy statement to its stockholders in connection with the stockholder meeting to vote on a proposal to adopt the merger agreement.
Conference Call Information
The Company will host a conference call beginning at 9:00 a.m. EDT today to discuss this announcement and operating results for the second quarter ended August 1, 2009. The phone number for the live call is 877-407-8033 (international callers should use 201-689-8033). Reference the Tween Brands second quarter 2009 earnings conference call when dialing in to access the call. Interested participants should call a few minutes before the 9:00 a.m. start in order to be placed in the queue.
A telephonic replay of the call will be available through midnight, August 26, 2009 at 877-660-6853. The account #286 and ID #330118 are required for access to the replay.
Webcast
This call is also being webcast over the Internet by Thomson and is being distributed over their investor distribution network. Individual investors can listen to the webcast at http://www.earnings.com. Institutional investors can access the webcast at http://www.streetevents.com. The webcast will also be available at the Events Calendar page of Tween Brands’ corporate Web site, http://www.tweenbrands.com.
About Tween Brands, Inc.
Headquartered in New Albany, Ohio, Tween Brands (NYSE:TWB) is the largest premier tween specialty retailer in the world. Through powerhouse brands Justice and Limited Too, Tween Brands provides the hottest fashion merchandise and accessories for tween (age 7-14) girls.
Known as the destination for fashion-aware tweens, Justice proudly features outgoing sales associates who assist girls in expressing their individuality and self-confidence through fashion. Visually-driven catazines and direct mail pieces reach millions of tween girls annually, further positioning Tween Brands as a preeminent retailer in the tween marketplace.
Over 900 Justice stores are located throughout the United States and internationally. Additionally, Tween Brands offers its fashions to tween girls and their parents through its e-commerce site, www.shopjustice.com.
In August 2008 Tween Brands announced plans to transition to a single brand taking the best of Limited Too and the best of Justice to create a fresh, new Justice. Select Justice stores now carry a Limited Too clothing line and these apparel items can also be found online at <http://www.shopjustice.com/>.

With a focus on providing tween girls the absolute best experience possible, Tween Brands looks toward the future with a single store brand, a single focus, and a mission: to celebrate tween girls through an extraordinary experience of fashion and fun in an everything for her destination.
For more information visit www.tweenbrands.com <http://www.tweenbrands.com/> and <http://www.shopjustice.com/>.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospect,” “forecast,” “outlook” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release:
•	The failure of Tween Brands, Inc’s stockholders to adopt the merger agreement with Dress Barn;

•	Delays in or failure to obtain any required regulatory approvals with respect to the merger;

•	Failure to consummate or delay in consummating the merger for other reasons:

•	Effectiveness of converting Limited Too stores to Justice stores;

•	Ability to convert Limited Too customers to the Justice brand;

•	Risk that the benefits expected from the brand conversion program will not be achieved or may take longer to achieve than expected;

•	Ability to grow or maintain comparable store sales;

•	Decline in the demand for our merchandise;

•	Ability to develop new merchandise;

•	The impact of competition and pricing;

•	Level of mall and power center traffic;

•	Effectiveness of expansion into new or existing markets;

•	Effectiveness of store remodels;

•	Availability of suitable store locations at appropriate terms;

•	Effectiveness of our brand awareness and marketing programs;

•	Ability to enforce our licenses and trademarks;

•	Ability to hire, retain, and train associates;

•	Ability to successfully launch a new brand;

•	A significant change in the regulatory environment applicable to our business;

•	Risks associated with our sourcing and logistics functions;

•	Changes in existing or potential trade restrictions, duties, tariffs or quotas;

•	Currency and exchange risks;

•	Changes in consumer spending patterns, consumer preferences and overall economic conditions;

•	Ability to comply with restrictions and covenants in our credit facility;

•	Ability to satisfy NYSE continued listing standards;

•	Potential impairment of long-lived assets;

•	Ability to service our debt;

•	The security of our computer networks;

•	The potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere;

•	Outcome of various legal proceedings;

•	Impact of product recalls;

•	Acts of terrorism in the U.S. or worldwide; and

•	Other risks as described in other reports and filings we make with the Securities and Exchange Commission.
Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. The inclusion of forward-looking statements should not be regarded as a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us as the management of Tween Brands, Inc. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company home page: www.tweenbrands.com
Additional information and where to find it
In connection with the proposed merger transaction, Dress Barn, Inc. (“Dress Barn”) filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Tween Brands, Inc. (“the Company”) and each of the Company and Dress Barn plan to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Company stockholders and other investors will be able to obtain copies of these materials (when they are available) without charge from the SEC through the SEC’s Web site at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Dress Barn by directing a request to Dress Barn, 30 Dunnigan Drive, Suffern, NY 10901 Attention: Investor Relations Department (telephone: 845-469-4602) or accessing them on Dress Barn’s corporate Web site at www.dressbarn.com, or from the Company by directing a request to the Company, 8323 Walton Parkway, New Albany, OH 43054 Attention: Investor Relations (telephone: 614 775-3739) or accessing them on the Company’s corporate Web site at www.tweenbrands.com.

Dress Barn, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Dress Barn may be found in its 2008 Annual Report on Form 10-K filed with the SEC on September 24, 2008 and in its definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on November 5, 2008. Information about the directors and executive officers of the Company may be found in its 2008 Annual Report on Form 10-K filed with the SEC on March 31, 2009 and in its definitive proxy statement relating to its 2009 Annual Meeting of Stockholders filed with the SEC on April 9, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Tween Brands, Inc.
Consolidated Statements of Operations
For the Thirteen Weeks Ended August 1, 2009 and August 2, 2008
(unaudited, in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	August 1,	% of	August 2,	% of
	2009	Net Sales	2008	Net Sales

Net sales	$205,124	100.0%	$223,102	100.0%
Cost of goods sold, including buying and occupancy costs	150,784	73.5%	161,316	72.3%

Gross income	54,340	26.5%	61,786	27.7%
Store operating, general and administrative expenses	64,575	31.5%	71,101	31.9%

Operating loss	(10,235)	(5.0%)	(9,315)	(4.2%)
Interest (income)	(70)	(0.0%)	(337)	(0.2%)
Interest expense	3,290	1.6%	2,207	1.0%

Loss before income taxes	(13,455)	(6.6%)	(11,185)	(5.0%)
Benefit from income taxes	(10,653)	(5.2%)	(4,506)	(2.0%)

Net Loss	$(2,802)	(1.4%)	$(6,679)	(3.0%)

Loss per share:

Basic	$(0.11)		$(0.27)

Diluted	$(0.11)		$(0.27)

Weighted average common shares:

Basic	24,824		24,763

Diluted	24,824		24,763

Tween Brands, Inc.
Consolidated Statements of Operations
For the Twenty-Six Weeks Ended August 1, 2009 and August 2, 2008
(unaudited, in thousands, except per share amounts)

	Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	August 1,	% of	August 2,	% of
	2009	Net Sales	2008	Net Sales

Net sales	$410,349	100.0%	$474,840	100.0%
Cost of goods sold, including buying and occupancy costs	291,018	70.9%	326,713	68.8%

Gross income	119,331	29.1%	148,127	31.2%
Store operating, general and administrative expenses	127,523	31.1%	148,993	31.4%

Operating loss	(8,192)	(2.0%)	(866)	(0.2%)
Interest (income)	(184)	(0.0%)	(898)	(0.2%)
Interest expense	7,280	1.7%	4,549	1.0%

Loss before income taxes	(15,288)	(3.7%)	(4,517)	(1.0%)
Benefit from income taxes	(11,050)	(2.7%)	(2,119)	0.5%

Net Loss	$(4,238)	(1.0%)	$(2,398)	(0.5%)

Loss per share:

Basic	$(0.17)		$(0.10)

Diluted	$(0.17)		$(0.10)

Weighted average common shares:

Basic	24,817		24,749

Diluted	24,817		24,749

Tween Brands, Inc.
Consolidated Balance Sheets
As of August 1, 2009 and January 31, 2009
(in thousands, except share amounts)

	(Unaudited)
	August 1,	January 31,
	2009	2009
ASSETS
Current Assets:
Cash and cash equivalents	$71,545	$72,154
Investments	—	8,000
Restricted assets	1,802	2,592
Accounts receivable, net	37,358	35,607
Inventories, net	103,960	88,523
Store supplies	17,186	18,053
Prepaid expenses and other current assets	15,940	17,734

Total current assets	247,791	242,663

Property and equipment, net	282,088	301,085
Other assets	3,497	1,710

Total assets	$533,376	$545,458

LIABILITIES
Current Liabilities:
Accounts payable	$30,108	$29,782
Accrued expenses	45,264	44,418
Deferred revenue	14,871	15,808
Current portion long-term debt	14,250	8,750
Income taxes payable	3,328	2,748

Total current liabilities	107,821	101,506

Long-term debt	149,000	157,500
Deferred tenant allowances from landlords	63,303	68,439
Supplemental retirement and deferred compensation liability	538	1,213
Accrued straight-line rent and other	39,339	41,027

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 50 million shares authorized
Common stock, $.01 par value, 100 million shares authorized, 37.1 million shares issued, 24.9 and 24.8 million shares outstanding at August 1, 2009 and January 31, 2009	371	371
Treasury stock, at cost, 12.3 million shares at August 1, 2009 and January 31, 2009	(362,459)	(362,459)
Paid in capital	193,796	192,367
Retained earnings	346,725	350,963
Accumulated other comprehensive income	(5,058)	(5,469)

Total shareholders’ equity	173,375	175,773

Total liabilities and shareholders’ equity	$533,376	$545,458

Tween Brands, Inc.
Other Financial and Store Operating Information
(unaudited, dollars in thousands)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	August 1,	August 2,	%	August 1,	August 2,	%
	2009	2008	Change	2009	2008	Change

Gross income	$54,340	$61,786	-12%	$119,331	$148,127	-19%
Gross income as percentage of net sales	26.5%	27.7%		29.1%	31.2%
Depreciation expense	$10,943	$10,999	-1%	$21,831	$21,374	2%
Amortization of tenant allowances	$(2,914)	$(2,712)	7%	$(5,930)	$(5,575)	6%
Capital expenditures	$2,385	$19,235	-88%	$6,637	$40,762	-84%

Number of stores:
Beginning of period	910	867		914	842
Opened	—	29		—	57
Closed	(7)	(1)		(11)	(4)

End of period	903	895		903	895

Total gross square feet at period end (thousands)	3,783	3,736		3,783	3,736

Comparable store sales % change	-12%	-8%		-18%	-4%